EXHIBIT 10.10

                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of the 7th day of November, 2007, and among Rodney L. Anderson, Joey M. Anderson and Robert A. Hasson (the "Shareholders"), and Sionix Corporation, a Nevada corporation ("Sionix").

                                    Recitals:
                                    ---------

         A. The Shareholders are all the Shareholders of RJ Metals, Inc., a Nevada corporation engaged in the business of fabrication of precision metal parts (the "Business");

         B. Sionix desires to acquire all of the outstanding shares of capital stock of RJ (the "RJ Shares") from the Shareholders, and the Shareholders desire to exchange all of the Shares with Sionix, solely in exchange for newly-issued Common Stock of Sionix, on the terms and conditions set forth herein; and

         C. On February 28, 2002, Sionix entered into a letter of intent to acquire RJ, and the parties desire to implement such letter of intent through this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties agree as follows:

Section 1. EXCHANGE OF SHARES.

         1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Shareholders shall sell, convey, transfer and assign to Sionix, and Sionix shall purchase and accept from the Shareholders, all right, title and interest in and to the RJ Shares, in exchange for shares of Common Stock of Sionix, as provided herein.

         1.2 Assets. As of the Closing, the assets of RJ shall consist of the equipment, machinery, tooling, tools, molds, supplies, parts and other assets, tangible and intangible, of RJ, wherever located, used or useful in the business of RJ including, without limitation, the items identified on Exhibit A hereto (collectively, the "Assets").

         1.3 Closing. The consummation of the transactions described herein shall take place concurrently with the execution of this Agreement, at the offices of Sionix, 2082 Michelson, Suite 306, Irvine, California or at such other date, time and place or manner as may be agreed upon by the parties.

Section 2. PURCHASE PRICE.

         2.1 Purchase Price. In exchange for the RJ Shares, Sionix shall issue 3,400,000 shares of Common Stock of Sionix (the "Sionix Shares") to the Shareholders, in proportion to the shares of Common Stock of RJ owned by them, as follows:

         Shareholder                   RJ Shares            Sionix Shares
         -----------                   ---------            -------------

         Rodney L. Anderson            1,224,000              1,224,000

         Joey M. Anderson              1,326,000              1,326,000

         Robert A. Hasson                850,000                850,000

The Shareholders acknowledge that the Sionix Shares they receive will be "restricted stock" as defined under the Securities Act of 1933 (the "Securities Act"), and may be resold only if registered under the Securities Act or there is an exemption from registration available.

         2.2 PIGGYBACK REGISTRATION RIGHTS.

                           (i) Each time after January 1, 2008 that Sionix
proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock, either for its own account or on behalf of any other security holder ("Proposed Registration"), other than pursuant to a registration statement on Forms S-4, S-8 or any similar forms, Sionix shall promptly give written notice of such Proposed Registration to the Shareholders, and shall offer to the Shareholders the right to request inclusion of his Common Stock issued pursuant to the terms of the Agreement in the Proposed Registration.

                           (ii) The Shareholders shall have 15 days from the
receipt of such notice to deliver to Sionix a written request specifying the number of shares of Common Stock that Shareholders intends to sell in the Proposed Registration, as well as information on such Shareholders intended method of disposition.

                           (iii) If the Proposed Registration by Sionix is, in
whole or in part, an underwritten public offering, Sionix shall so advise Shareholders and any request must specify that his Common Stock be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

                           (iv) Upon receipt of a written request Sionix shall
promptly use its best efforts to cause all such shares of Common Stock held by Shareholders to be registered under the Securities Act (and included in any related qualifications or registration under blue sky laws) , to the extent required to permit sale or disposition as set forth in the Proposed Registration.

                           (v) If the offering is to be an underwritten
offering, and Shareholders proposes to distribute its shares of Common Stock through such underwritten offering, Shareholders agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by Sionix. The Shareholders may withdraw his Common Stock from such offering at any time until the day prior to the effective date by written notice to Sionix and the managing underwriter.

Notwithstanding the foregoing, if in its good faith judgment the managing underwriter determines and advises Sionix in writing that the inclusion of the Common Stock issued to Shareholders pursuant to the Agreement in the underwritten public offering, together with any Common Stock offered by Sionix, would interfere with the successful marketing of such securities, the managing underwriter may exclude the Common Stock owned by the Shareholders from the Proposed Registration..

                  (vi) Preparation and Filing. If and whenever Sionix is under an obligation pursuant to this Agreement to use its best efforts to effect the registration of any shares of its Common Stock, Sionix shall, as expeditiously as practicable:

                           (a) prepare and file with the Securities and Exchange
Commission (the "Commission") a registration statement for such securities, and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 2(b) hereof;

                           (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (A) the sale of all Common Stock covered thereby or (B) three months after the effective date of the registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such registration statement;

                           (c) furnish to the Shareholders such number of copies
of any prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request, to facilitate the public sale or other disposition of such shares of Common Stock issued to Shareholders pursuant to this Agreement;

                           (d) at any time when a prospectus required to be
delivered under the Securities Act, notify Shareholders of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such holder, as promptly as practicable prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (e) if Sionix has delivered preliminary or final
prospectuses to Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Sionix shall promptly notify Shareholders and Shareholders , if requested, shall immediately cease making offers of his Common Stock and return all prospectuses to Sionix. Sionix shall promptly provide Shareholders with revised prospectuses and, following receipt of the revised prospectuses, Shareholders shall be free to resume making offers of the Common Stock.

                  (vii) Expenses. Sionix shall pay all expenses incurred in complying with this Section 2.2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and disbursements of Sionix's counsel; provided, however, that all underwriting discounts and selling commissions, attorneys' fees of Shareholders, if any, and selling expenses applicable to the Common Stock issued to Shareholders and covered by registration effected pursuant to this Section 2.2 hereof, shall be borne by the Shareholders.

                 (viii) Expiration. The obligations of Sionix under this Section
2.2 shall expire on the third anniversary of the Effective Date.

Section 3. REPRESENTATIONS AND WARRANTIES.

         3.1 Shareholders' Representations and Warranties. The Shareholders hereby jointly and severally represent and warrant to Sionix as follows, all of which representations and warranties shall be true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

                  (a) Organization and Qualification. RJ is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. RJ has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary. The copies of the articles of incorporation and bylaws of RJ, which have been delivered to Sionix, are complete and correct and are in full force and effect at the date hereof.

                  (b) Authorization; No Restrictions, Consents or Approvals. The Shareholders have full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by the Shareholders and constitutes the legal, valid, binding and enforceable obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms. The execution and delivery of this Agreement, the exchange of Shares and the consummation by RJ of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the articles of incorporation and bylaws of RJ or any applicable law relating to the Shareholders or RJ, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which the Shareholders RJ is bound or to which any property of the Shareholders or RJ is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any lien on any of the assets of the Shareholders or RJ, (iv) constitute an event permitting termination of any agreement or instrument to which the Shareholders or RJ is a party or by which any property or asset of the Shareholders or RJ is bound or affected, pursuant to the terms of such agreement or instrument, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Shareholders or RJ is a party or by which the Shareholders or RJ may be bound, or result in the violation by the

Shareholders or RJ of any laws to which the Shareholders or RJ may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Shareholders of this Agreement or the performance by the Shareholders of their respective obligations hereunder.

                  (c) Capitalization. The authorized capitalization of RJ consists of 7,500,000 shares of common stock, $ .01 par value, 3,400,000 of which are issued and outstanding and owned by the Shareholders in the amounts specified in Section 2.1 above. All of the issued and outstanding Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no (i) options, warrants, subscriptions or commitments of any character relating to shares of Common Stock or other capital stock of Sionix, (ii) outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock or other capital stock of RJ and no commitments to issue such securities or instruments and (iii) rights of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock or other capital stock of RJ.

                  (d) Assets. RJ has good and marketable title to the Assets, free and clear of any liens, claims or encumbrances. All personal property owned by Sionix is in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly within the recommendations and requirements (if any) of the manufacturers thereof and is suitable and appropriate for the use thereof made by RJ in its business and operations. Such Assets are not subject to any contracts or agreements other than those listed on Exhibit B (the "Contracts").

                  (e) Employees. Exhibit C is a true and complete list of all employees of RJ, together with details regarding annual, hourly and other applicable rules of compensation, bonus entitlement, if any, and description of any applicable benefits. Except as described, there are no contracts, agreements, plans, arrangements, commitments or understandings pertaining to terms of employment, compensation, bonuses, profit sharing, commissions or other compensation. As of the Closing, there will be no amounts due to any of the employees.

               (f) Intellectual Property. The conduct of the Business by RJ does not violate the proprietary rights of any other person, and no claims have been asserted by any person with respect to the use of the Assets or the conduct of the Business by RJ.

               (g) Litigation. There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any governmental entity or arbitrator against or affecting any officer, director or employee of RJ, (ii) action or proceeding pending or threatened against RJ or its properties, assets or business, (iii) action or proceeding pending or threatened against the Shareholders, or any of them.

               (h) Compliance with Law. RJ has not violated, has not conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any governmental entity.

               (i) Investment Intent. The Shareholders will acquire the Sionix Shares for their own account, for investment purposes only and not with a view to their resale or distribution. Each of the Shareholders covenants that if the Sionix Shares or any part thereof are sold or distributed in the future, he will sell or distribute them pursuant to the requirements of the Securities Act and applicable state securities laws. The Shareholders agree that Sionix may place a restrictive legend on the certificates representing the Sionix Shares, containing substantially the following language:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and have not been registered under any state securities laws. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, or an exemption from registration."

                  (j) Disclosure. No statement, representation or warranty by the Shareholders in this Agreement, including the Exhibits, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to the Shareholders which has specific application to the Assets, and, so far as the Shareholders can reasonably foresee, materially threatens in the future, the Assets which has not been set forth in this Agreement.

         3.2 REPRESENTATIONS AND WARRANTIES OF SIONIX. Sionix hereby represents and warrants to the Shareholders as follows, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date:

                  (a) Organization and Qualification. Sionix is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Sionix has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except in any case where a failure so to qualify would not have a material adverse effect on Sionix.
The copies of the articles of incorporation and bylaws of Sionix, which have been delivered to the Shareholders, are complete and correct and are in full force and effect at the date hereof.

                  (b) Authorization; No Restrictions, Consents or Approvals. Sionix has full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations hereunder has been duly taken. This Agreement has been duly executed by Sionix and constitutes the legal, valid, binding and enforceable obligation of Sionix, enforceable against Sionix accordance with its terms.

                  (c) Disclosure. No statement by Sionix in the documents described in the receipt attached hereto, contains any untrue statement of a material fact, or omits to state any material fact, necessary to make such statements, in the light of the circumstances under which they were made, not misleading. Sionix knows of no material fact which specifically applies to Sionix and (so far as Sionix can reasonably foresee) materially threatens Sionix or its business, which has not been disclosed in such documents, or disclosed to the Shareholders.

Section 4. CERTAIN EXCLUDED MATTERS; ACTIONS PRIOR TO CLOSING.

         4.1 Distribution of Assets to Shareholders. Immediately prior to Closing, RJ shall distribute to the Shareholders all of RJ's cash equivalents and accounts receivable.

         4.2 Assumption of Payables. The Shareholders, jointly and severally, agree to pay and discharge all trade payables, debts, liabilities, and obligations, fixed or contingent, of whatever character, incurred prior to the Closing, including without limitation, all contracts and agreements to which RJ is a party, except for the Contracts identified on Exhibit B hereto.

Section 5 THE CLOSING

         5.1 The Shareholders' Closing Documents. At the Closing, each of the Shareholders shall deliver to Sionix, in form and substance reasonably satisfactory to Sionix, all appropriate documents to effect or evidence the sale, conveyance, assignment and transfer to Sionix of the RJ Shares, including the original stock certificates representing the RJ Shares, duly endorsed for transfer or accompanied by a stock power or assignment separate from certificate.

         5.2 Sionix Closing Documents. At the Closing, Sionix shall deliver to the Shareholders a copy of an irrevocable instruction to the Transfer Agent for the Sionix Common Stock, directing the Transfer Agent to issue the Sionix Shares to the Shareholders, as described in Section 2.1 above.

Section 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         6.1 Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of Sionix and the Shareholders set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing.

         6.2 Indemnification by the Shareholders. In addition to and not in limitation of the Shareholders' indemnification obligations set forth elsewhere in this Agreement, each of the Shareholders shall, defend, indemnify, and hold harmless the Sionix, and its affiliates and respective officers, directors, agents and employees (the "Sionix Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a Sionix Indemnitee, which arise out of or result from:

                  (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by the Shareholders in this Agreement or in any document, certificate or affidavit delivered by the Shareholders pursuant to the provisions of this Agreement;

                  (b) any obligation, liability, debt or commitment of RJ incurred prior to the Closing or relating to the conduct of the Business prior to the Closing; and

                  (c) any other matter related to the use or ownership of the Assets or the conduct of the Business prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the Company Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability).

         6.3 Indemnification By Sionix. Sionix shall defend, indemnify and hold harmless, the Shareholders from and against any and all Losses, suffered by the Shareholders, which arise out of or result from any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by Sionix in this Agreement or in any document, certificate or affidavit delivered by Sionix pursuant to the provisions of this Agreement.

         6.4 Procedure for Third Party Claims.

                  (a) Notice to the indemnifying party shall be given promptly after receipt by the Shareholders or Sionix Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnified party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. If the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

                  (b) For actions where the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses relate to claims as to which indemnification is payable, as such expenses are incurred.

                  (c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

                  (d) No indemnified party shall have the right to settle any action brought against it without the consent of the indemnifying party. The indemnifying party shall have the right to settle any action brought against an indemnified party as long as the indemnified party has been delivered a complete release as a condition of the settlement.

         6.5 Remedies Cumulative. The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party.

        7. MISCELLANEOUS.

                  7.1 GOVERNING LAW. This Agreement shall be construed and interpreted under the laws of the State of Nevada.

                  7.2 REMEDIES. The parties shall have all the remedies available to them for breach of this Agreement at law or in equity. The parties further agree that in addition to all other remedies available at law or in equity, the parties will be entitled to specific performance of the obligations of each party to this Agreement and immediate injunctive relief. The parties also agree that if an action is brought in equity to enforce a party's obligations, no party will assert as a defense that there is an adequate remedy at law.

                  7.3 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  7.4 BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

                  7.5 ATTORNEYS' FEES. In the event of any litigation concerning this Agreement between the parties to this Agreement the prevailing party will be entitled, in addition to any other relief that may be granted, to reasonable attorneys' fees.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          /S/ RODNEY L. ANDERSON
                                          --------------------------------------
                                          Rodney L/. Anderson

                                          /S/ JOEY M. ANDERSON
                                          --------------------------------------
                                          Joey M. Anderson

                                          /S/ ROBERT A. HASSON
                                          --------------------------------------
                                          Robert A. Hasson

                                                   (the "Shareholders")

                                          Sionix Corporation

                                          By: /S/ JAMES J. HOUTZ
                                          --------------------------------------
                                              PRESIDENT

                                                   ("Sionix")